Exhibit 32.1

The following certification accompanies Dynamics Research Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 and is not filed as provided in Item 601(b)(32)(ii) of Regulation S-K of the Securities and Exchange Commission.

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes—Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Dynamics Research Corporation, a Massachusetts corporation (the "Company"), for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to his knowledge:

(1) the Report of the Company filed today pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), fully complies with the requirements of Section 13(a) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2013	/s/ James P. Regan
Chairman, President and Chief Executive Officer